UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective February 6, 2013, CHK Energy Holdings, Inc., formerly known as CHK Holdings, L.L.C. , as holder of the Class D common stock of Chaparral Energy, Inc. (the “Company”), designated and appointed Domenic J. ("Nick") Dell'Osso as the Board designee of the Class D common stockholder to succeed Aubrey K. McClendon as a director of the Company.  Mr. Dell’Osso will be a member of all Board committees.

Mr. Dell’Osso has served as Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation (“Chesapeake”) since November 2010. Mr. Dell’Osso has also served as a director of the general partner of Access Midstream Partners, L.P. since June 2011. Mr. Dell’Osso served as Vice President-Finance of Chesapeake and Chief Financial Officer of Chesapeake’s wholly owned midstream subsidiary, Chesapeake Midstream Development, L.P., from August 2008 to November 2010. Prior to joining Chesapeake, Mr. Dell’Osso was an energy investment banker with Jefferies & Co. from 2006 to August 2008 and Banc of America Securities from 2004 to 2006. Mr. Dell’Osso graduated from Boston College in 1998 and from the University of Texas at Austin in 2003.

Also on February 6, 2013, the Company entered into an employment agreement with Mr. Jeffrey Gutman as the Company’s Senior Vice President – Chief Business Development Officer.  Prior to joining the Company, Mr. Gutman had been at Oxford Resource Partners, LP (“Oxford”), a producer of surface-mined steam coal based in Columbus, Ohio.  Mr. Gutman served as Oxford’s Senior Vice President and Chief Financial Officer since 2008, and led Oxford’s initial public offering as an MLP in 2010.  Prior to his joining Oxford, Mr. Gutman was with The Williams Companies, Inc. in Tulsa, Oklahoma for 17 years where he served in several leadership positions including Business Development and M&A Manager, CFO Gulf Liquids, Director Structured Finance for Williams Energy Marketing and Trading and Managing Director Capital Services.   Prior to joining Williams, Mr. Gutman was with Deloitte & Touche, LLC in their Tulsa office. Mr. Gutman is a certified public accountant in Oklahoma and holds a B.A. in Accounting from Oklahoma State University.

Mr. Gutman’s employment agreement is effective on February 18, 2013 with his primary responsibilities including long term strategic planning and analysis and implementation of capitalization efforts for the Company.  His agreement provides for an initial term ending on February 18, 2016, with a two-year automatic renewal thereafter, and one-year automatic renewals following the initial renewal.

Mr. Gutman’s employment agreement provides for the following:

•	Annual base salary of $290,000;

•	A signing bonus payable within 30 days of employment which must be repaid in certain limited circumstances;

•	Annual cash incentive target bonus based on the profitability of the Company, set at 70% of his annual base salary;

•	A grant of 2,057 service-vested shares of the Company’s Class A restricted stock, which vest in accordance with the Company’s 2010 Long-Term Incentive Plan;

•	A grant of 3,984 market-vested shares of the Company’s Class A restricted stock, which vest in accordance with the terms of the Company’s 2010 Long-Term Incentive Plan; and

•	Severance, noncompetition and non-solicitation provisions substantially similar to those contained in the employment agreements of the Company’s Senior Vice Presidents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2013	CHAPARRAL ENERGY, INC.

	By:	JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President